UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 28, 2005

                                Paxar Corporation
             (Exact name of registrant as specified in its charter)

          New York                       1-9493                  13-5670050
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

        105 Corporate Park Drive
         White Plains, New York                               10604
(Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (914) 697-6800

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On November 28, 2005, Paxar Corporation (the "Company") and certain of its subsidiaries entered into a five-year, $150 million credit agreement (the "Credit Agreement") with the lenders named in the Credit Agreement (collectively, the "Lenders") and the administrative agent for the Lenders. The Company plans to use a portion of the proceeds of the Credit Agreement, together with domestic cash on hand and intra-company payments, to repay and cancel by December 31 2005, its $150 million outstanding 6.74% Senior Notes due 2008.

Under the Credit Agreement, the Company will pay a facility fee on the aggregate amount of each Lender's credit commitment at a rate determined by reference to the ratio of debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). Borrowings under the Credit Agreement will bear interest at prime rate, negotiated rates, London Interbank Offered Rate ("LIBOR") or Euro LIBOR, at the Company's option, with applicable margins that vary in accordance with the Company's attainment of specified debt to EBITDA thresholds, and are guaranteed by the Company's domestic subsidiaries.

The Credit Agreement, among other things, limits the Company's and its subsidiaries' (as therein defined) ability to (i) change the nature of its business, (ii) create liens, (iii) engage in mergers and consolidations, (iv) incur indebtedness, (v) sell, lease, transfer or otherwise dispose of assets, and (vi) make certain investments in other persons and instruments.

In addition, the Credit Agreement contains certain events of default, which generally give the Lenders the right to accelerate payments of outstanding debt. These events include: (i) failure to make a payment of principal, interest or fees within two days of its due date; (ii) default, beyond any applicable grace period, on any aggregate indebtedness of at least $500,000; (iii) judgment or order involving liability in excess of $500,000; (iv) non-monetary judgment or order reasonably expected to have a material adverse effect; (v) occurrence of certain events constituting a change of control of the Company; and (vi) non-compliance with certain financial covenant ratios, as described in part below.

The Credit Agreement requires the Company to maintain at all times an excess of consolidated total assets over total liabilities of not less than the sum of $350 million and 35% of its consolidated net income. The Company's maximum allowable debt to EBITDA ratio is 3.0 to 1.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PAXAR CORPORATION
                                             (Registrant)


Date: December 1, 2005                       By: /s/ Robert S. Stone
                                                 -------------------------------
                                                 Robert S. Stone
                                                 Vice President, General Counsel
                                                 and Secretary